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                                                                     Exhibit 4.7


                           AMENDED AND RESTATED INVESTORS AGREEMENT


               THIS AGREEMENT (the "Agreement") is made as of June 28, 2001, by and among TransWestern Communications Company, Inc., a Delaware corporation (the "Company"), TransWestern Holdings, L.P., a Delaware limited partnership (the "Partnership"), each of the investors listed on the Schedule of Investors attached hereto (the "Investors") and each of the executives (and, in some cases, certain of their affiliates) listed on the Schedule of Executives attached hereto (the "Executives"). Capitalized terms used, but not otherwise defined, herein are defined in paragraph 8 hereof.

               The Company, the Partnership (f/k/a TransWestern Publishing Company, L.P.) and certain of the parties hereto, entered into that certain Investors Agreement, dated October 1, 1997 (the "Original Investors Agreement").

               The parties hereto hold an amount of securities of the Partnership subject to the Original Investors Agreement that is sufficient to effect an amendment and restatement of the Original Investors Agreement.

               The parties hereto desire to enter into this Agreement for the purposes, among others, of amending and restating the Original Investors Agreement to (i) establish the composition of the Company's Board of Directors (the "Board"), (ii) assure continuity in the management and ownership of the Company and the Partnership and (iii) limit the manner and terms by which the Stockholder Shares and the Partnership Securities may be transferred.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

               1.     Board of Directors.


               (a) From and after the Closing (as defined in the Recapitalization Agreement) and until the provisions of this paragraph 1 cease to be effective, each Investor shall vote all of his or its Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and will take all other necessary or desirable actions within his or its control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise), and the Company will take all necessary and desirable actions within its control, in order to cause:


               (i) subject to paragraph 1(g) below, the authorized number of directors on the Board to be established at nine (9) directors, or in the event the condition in paragraph 1(f) below is satisfied, the authorized number of directors on the Board will be established at eight (8);

               (ii) the election to the Board of
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                  (A)      three (3) representatives designated by THL Fund V
                           (the "THL Fund V Directors");

                  (B) one (1) representative designated by THL Cayman V (the "THL Cayman V Director");

                  (C) one (1) representative designated by THL Parallel V (the "THL Parallel V Director");

                  (D) each of the then current chairman and president of the Partnership (the "Executive Directors"); and

                  (E) two (2) representatives designated by CIVC (the "CIVC Directors") (with it being understood that one (1) CIVC Director shall be a voting member of the Board's audit committee, compensation committee, and executive committee).

               (iii) the removal from the Board (with or without cause) of any representative designated hereunder by THL Fund V, THL Cayman V, THL Parallel V, CIVC, or by the Executives at the written request of THL Fund V, THL Cayman V, THL Parallel V, CIVC, or the Executives, respectively, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote of the holders of a majority of the Stockholder Shares held by such persons, respectively), provided that if any director elected pursuant to (ii)(B) above ceases to be an employee of the Partnership he or she shall be removed as a director promptly after his employment ceases; and

               (iv) in the event that any representative designated hereunder by CIVC, THL Fund V, THL Cayman V, THL Parallel V, or by the Executives for any reason ceases to serve as a member of the Board during his or her term of office or until any such representative is initially designated, the resulting vacancy on the Board shall be filled by a representative designated by CIVC, THL Fund V, THL Cayman V, THL Parallel V, or the Executives, respectively, as provided hereunder, without any further action by the stockholders of the Company.

         (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

         (c) The rights of THL Fund V, THL Cayman V and THL Parallel V under this paragraph 1 will terminate at such time as the THL Investors and their Permitted Transferees (as defined in paragraph 2(e) hereof) hold in the aggregate less than 30% of the Common Units held by such persons on the date hereof.

         (d) The rights of CIVC under this paragraph 1 will terminate at such time as CIVC and its Permitted Transferees (as defined in paragraph 2(e) hereof) hold in the aggregate less than 30% of the Common Units held by such persons on the date hereof.


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         (e) The Board will not directly or indirectly approve or permit the
Company or the Partnership to take, engage or participate in any of the following activities without the express approval of at least one of the CIVC Directors or at least one of the Executive Directors:

               (i) transfer of any material assets, business, or shares of any subsidiaries;

               (ii) any amendment to the Partnership's Partnership Agreement or the Company's Certificate of Incorporation or bylaws which is material or has an adverse impact on any of the Investors;

               (iii) incur any indebtedness if after giving effect thereto the Partnership would have an aggregate amount of indebtedness in excess of 5.5 times the Partnership's trailing twelve (12) months EBITDA (on a pro forma basis giving effect to any acquisition completed on or before the date such proposed indebtedness is incurred); provided, however, that this subparagraph (iii) shall not restrict (a) working capital borrowings in the ordinary course of business pursuant to a committed facility in effect as of Closing or entered into after Closing in compliance with this subparagraph (iii); (b) indebtedness incurred under committed facilities existing on the Closing in connection with add-on acquisitions permitted under subparagraph (i) below, or (c) refinancings which do not increase the aggregate amount of the Partnership's indebtedness outstanding as of the date of any such refinancing;

               (iv) enter into any hedging agreements outside the ordinary course of business;

               (v) enter into any new agreement or transaction or amend any existing agreement with THL or any party affiliated with, related to, or directly or indirectly employed or owned by THL or any of its affiliates;

               (vi) appoint auditors;

               (vii) liquidate or wind up its affairs other than directly as a part of a Sale of the Company or Sale of the Partnership;

               (viii) terminate any Executive, hire any other key executive or take any action which results in a material diminution in compensation or responsibility of any Executive or other key executives;

               (ix) make any material investment or acquisition other than acquisitions in the yellow pages business for an aggregate purchase price (including assumed liabilities, deferred payments, earnouts, and similar payments) less than $10 million in any transaction or series of related transactions; and/or

               (x) redeem or repurchase any shares of the Company or any partnership interests of the Partnership other than (a) as part of a pro rata redemption in which CIVC participates


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or (b) repurchases of Securities from management pursuant to the terms of an
Executive Agreement.

         (f) Notwithstanding anything herein to the contrary other than paragraph 1(c), if at any time the THL Investors (together with their Permitted Transferees) collectively own less Partnership Securities or Stockholder Shares than the amount of Partnership Securities or Stockholder Shares then owned by CIVC, the Executives and their respective Permitted Transferees (taken as a group), then (i) the number of THL Fund V Directors will be reduced from three
(3) to one (1), and (ii) the number of CIVC Directors will be increased from two
(2) to three (3).

         (g) The provisions of this paragraph 1 will terminate automatically and be of no further force and effect upon the occurrence of a Qualified Public Offering.

               2.     Restrictions on Transfer of Securities.

               (a) Transfer of Securities Other than Executive Securities. No holder of any Securities (other than THL and CIVC) may sell, transfer, assign, pledge, be redeemed, have repurchased, or otherwise dispose of (a "Transfer") any interest in any Stockholder Shares or Partnership Securities (other than the Transfer of Executive Securities pursuant to the Executive Agreements) without the prior written consent of THL (which consent will not be unreasonably withheld), except pursuant to (i) the provisions of this paragraph 2, (ii) pursuant to a Public Sale or (iii) pursuant to a Sale of the Company or Sale of the Partnership, as applicable (with it being understood that any such Transfer for which the consent of THL has been obtained shall nonetheless be subject to the restrictions on Transfer set forth in this paragraph 2). Transfers (other than pledges) by THL and CIVC are subject to paragraph 2(c) hereof. Pledges of Securities by THL and the exercise of rights and remedies with respect thereto (including, without limitation, the foreclosure or realization upon, or sale or other disposition of, such Securities in respect of such pledge or in lieu thereof), shall not be restricted by the provisions of this Agreement or the Partnership Agreement, and, without limiting the generality of the foregoing, shall not be subject to paragraph 2(c) hereof. The Company hereby irrevocably consents to the admission as a Substitute Limited Partner (as defined in the Partnership Agreement) of any successor to THL as the owner of any Securities pursuant to the exercise of any rights and remedies with respect to such pledge pursuant to Section 11.1 of the Partnership Agreement (subject to the requirements of Section 11.4 of the Partnership Agreement and to the immediately following sentence of this paragraph 2(a)). Neither THL nor CIVC will sell, transfer or otherwise convey any Securities to any person who directly or indirectly owns (beneficially or otherwise) more than 5% of any class of securities of any entity engaged in the yellow pages business without the prior written consent of the other party other than pursuant to a Sale of the Company or a Sale of the Partnership.

               (b) Transfer of Executive Securities. At least 30 days prior to making any Transfer (other than a Public Sale or pursuant to paragraphs 2(c) or 5 hereof) of Executive Securities which have vested, the holder of such Executive Securities (the "Transferring Partner") will deliver a written notice (the "Offer Notice") to the Partnership and the other Partners (the "Non-Transferring Partners"). The Offer Notice will disclose in reasonable detail the proposed number of vested Executive Securities to be transferred, the identity of the transferee(s) and the proposed terms and conditions of the Transfer. First, the Partnership may elect to purchase all (but not less than all) of


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such vested Executive Securities specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Partner and the Non-Transferring Partners as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Partnership has not elected to purchase all of such Executive Securities within such ten-day period, the Non-Transferring Partners or a combination of the Partnership and the Non-Transferring Partners may elect to purchase all (but not less than all) of their Pro Rata Share (as defined below) of the Executive Securities specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Partner as soon as practical but in any event within 20 days after delivery of the Offer Notice (the "Election Period"). Any Executive Securities not elected to be purchased by the end of such Election Period shall be reoffered by the Transferring Partner on a pro rata basis to the Non-Transferring Partners who have elected to purchase their Pro Rata Share. If the Partnership or any Non-Transferring Partners have elected to purchase all of such vested Executive Securities from the Transferring Partner, the transfer will be consummated as soon as practical after the delivery of the election notices, but in any event within 15 days after the expiration of the Election Period. If the Partnership or any Non-Transferring Partners have not elected to purchase all of the vested Executive Securities being offered, the Transferring Partner may, within 90 days after the expiration of the Election Period, transfer all of such vested Executive Securities to the party identified in the Offer Notice at the price and on the terms specified in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time. Notwithstanding any provision herein to the contrary, no vested Executive Securities may be pledged, except on terms and conditions satisfactory to THL. Each Non-Transferring Partner's "Pro Rata Share" shall be based upon such Partner's proportionate ownership of Common Units on a fully diluted basis.

               (c) Participation Rights. In the event of a Transfer of Securities by any Investor (the "Transferring Investor"), at least 30 days prior to such Transfer (other than a Public Sale), such Transferring Investor will deliver a written notice (the "Sale Notice") to the Company and the other Stockholders (the "Other Stockholders") if such Transferring Investor is transferring Stockholder Shares or to the Partnership and the other Partners (the "Other Partners") if such Transferring Investor is transferring Partnership Securities, specifying in reasonable detail the identity of the prospective transferee(s), the Securities to be sold and the terms and conditions of the Transfer. In the event that the Other Stockholders or Other Partners (as the case may be) hold the type of Securities which are to be transferred, they may elect to participate in the contemplated Transfer by delivering written notice to such Transferring Investor within 30 days after delivery of the Sale Notice. If any Other Stockholder or Other Partner has elected to participate in such Transfer, each of such Transferring Investor and each such Other Stockholder or Other Partner will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Securities equal to the product of (i) the quotient determined by dividing the percentage of such Securities held by such person or entity by the aggregate percentage of such Securities owned by such Transferring Investor and the Other Stockholders and/or Other Partners participating in such sale and (ii) the number of such Securities to be sold in the contemplated Transfer.

         For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by a Transferring Investor, and if such Transferring Investor at such time owns 30% of all Stockholder Shares and if one Other Stockholder elects to participate and owns 20%


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         of all Stockholder Shares, such Transferring Investor would be entitled to sell 60 shares (30%) 50% x 100 shares) and the other Stockholder would be entitled to sell 40 shares (20%) 50% x 100 shares).

A Transferring Investor shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders and/or Other Partners in any contemplated Transfer, and notwithstanding any provision herein to the contrary, in the event that the prospective transferees do not allow such participation, such Transferring Investor may not transfer any of its Securities to the prospective transferee(s).

         (d)   Preemptive Rights.

               (i) Neither the Company nor the Partnership (individually or together referred to as "Issuer") will issue or sell or otherwise transfer any "equity securities" (including any options, warrants, securities convertible, exchangeable or exercisable into equity or any other securities containing equity features) (an "Issuance") unless, at least 30 days and not more than 60 days prior to such Issuance, Issuer notifies each holder of Securities in writing of the Issuance (including the price, the purchaser(s) thereof and other terms thereof) and grants to each holder of Securities in such Issuer, the right (the "Right") to subscribe for and purchase such additional stock or other Securities so issued at the same price and on the same terms to be issued in the Issuance such that, after giving effect to the Issuance and exercise of the Right, the shares owned by such holder shall represent the same percentage of total voting and economic interests (on a fully diluted basis) in such Issuer as was owned by such holder prior to the Issuance, or such lesser amount designated by such holder. The Right may be exercised by such holder or its nominee at any time by written notice by such holder to Issuer received within 30 days after receipt of notice by such holder from Issuer of the Issuance. The closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 10 days after Issuer receives notice of the exercise of the Right and concurrently with the closing of the Issuance.

               (ii) Notwithstanding the foregoing, the Right shall not apply to
(A) issuances of securities pro rata to all holders of Securities, as a dividend on, subdivision of, or other distribution in respect of, Securities, (B) options and sales of securities to management in the ordinary course of business as approved by the Board (including under the Executive Agreements) and (C) issuances in connection with a public offering of securities by the Partnership or the Company.

               (iii) If all of the Issuance offered to the holders of Securities of such Issuer are not fully subscribed by such holders, the shares that are not so subscribed for will be reoffered to such holders purchasing their full allotment upon the terms set forth in this paragraph 2(d) except that such holders must exercise their purchase rights within five (5) days after the receipt of such reoffer.

               (iv) Upon the expiration of the offering periods described above, Issuer will be free to sell such Issuance during the one hundred twenty (120) days following such expiration on terms and conditions no more favorable to the purchaser(s) thereof than those offered to such


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holders. Any shares of such Issuance not sold after such one hundred twenty
(120) days period must be reoffered to the holders of Securities of such Issuer pursuant to the terms of this paragraph 2(d).

               (v) If any holder of Securities in such Issuer determines that it may have a regulatory problem if issued securities of the class in the proposed Issuance, the Issuer shall, upon written request of such holder, take all such commercially reasonable actions requested by such holder to allow such holder to purchase securities which are identical to the securities of the proposed Issuance, except that such securities shall be non-voting and shall be convertible into securities issued in the Issuance on such terms as are requested by such holder in light of regulatory considerations then prevailing.

               (vi) Except for Issuances subject to subparagraph (i) above or excluded from subparagraph (i) pursuant to subparagraph (ii), neither the Company of the Partnership will authorize or issue any equity securities including any stock appreciation rights or phantom stock rights (each right to be considered on a per share basis).

         (e) Permitted Transfers. The restrictions contained in this paragraph 2 shall not apply with respect to any Transfer of Securities by any Investor (i) in the case of any individual Investor, pursuant to applicable laws of descent and distribution or among such Investor's Family Group or (ii) in the case of any Investor, among its Affiliates (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this paragraph 2 shall continue to be applicable to the Securities after any such Transfer and provided further that the transferees of such Securities shall have agreed in writing to be bound by the provisions of this Agreement affecting the Securities so transferred. "Family Group" means an Investor's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Investor and/or any of the Investor's spouse and/or descendants. "Affiliate" of an Investor means any other person, entity or investment fund controlling, controlled by or under common control with the Investor and any partner of an Investor which is a partnership or any employee of an Investor. Each THL Investor shall be deemed to be an Affiliate of each other THL Investor.

         (f) Termination of Restrictions. The restrictions set forth in this paragraph 2 will continue with respect to each Security until the earlier of (i) the date on which such Security has been transferred in a Public Sale, (ii) the consummation of a Qualified Public Offering, (iii) with respect to Stockholder Shares, the consummation of a Sale of the Company, and (iv) with respect to Partnership Securities, the consummation of a Sale of the Partnership.

               3. Legend. Each certificate evidencing Securities and each certificate issued in exchange for or upon the transfer of any Securities (if such securities remain subject to the terms of this Agreement after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The securities represented by this certificate are subject to an Investors Agreement dated as of June 28, 2001 among the issuer of such securities (the "Company") and certain of the Company's security holders. A copy of such Investors Agreement will be


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               furnished without charge by the Company to the holder hereof upon written request."

The legend set forth above shall be removed from the certificates or notes evidencing any Securities which cease to be subject to the terms of this Agreement, in accordance with the definition of such term contained in paragraph 8 hereof.

               4. Transfer. Prior to transferring any Security (other than in a Public Sale) to any person or entity, the transferring Stockholder or transferring Partner will cause the prospective transferee to execute and deliver to the Company or the Partnership (as the case may be) and the Other Stockholders or Other Partners (as the case may be) a counterpart of this Agreement; provided, however, that no pledgee of any pledge described in the third sentence of Section 2(a) shall be required to execute and deliver a counterpart of this Agreement.

              5. Sale of the Company.

              (a) If the Board and the holders of a majority of the Stockholder Shares then outstanding approve a Sale of the Company (the "Approved Company Sale"), the holders of Stockholder Shares will consent to and raise no objections against the Approved Company Sale. If the Approved Company Sale is structured as a (i) merger or consolidation, each holder of Stockholder Shares shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares shall agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Stockholder Shares then outstanding. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Company Sale as requested by the Company.

              (b) The obligations of the holders of Stockholder Shares with respect to the Approved Company Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Company Sale, each holder of Stockholder Shares shall receive the same form of consideration and the same portion of consideration such holder would have received if the aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to the consummation of the Approved Company Sale; (ii) if any holders of a class of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Stockholder Shares shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire a class of Stockholder Shares shall be given an opportunity to exercise such rights prior to the consummation of the Approved Company Sale and participate in such sale as holders of such class of Stockholder Shares.

              (c) If the Company or the holders of any of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each holder of Stockholder Shares will, at the request of the Company, appoint either a purchaser representative (as such term


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is defined in Rule 501) designated by the Company, in which event the Company will pay the fees of such purchaser representative, or another purchaser representative (reasonably acceptable to the Company), in which event such holder will be responsible for the fees of the purchaser representative so appointed.

              (d) All holders of Stockholder Shares will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Stockholder Shares pursuant to an Approved Company Sale to the extent such costs are incurred for the benefit of all such holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Stockholder Shares on their own behalf will not be considered costs of the Approved Company Sale.

              (e) In no event will the Board or Stockholders enter into an agreement for, or otherwise effect, a Sale of the Company unless it is in connection with a contemporaneous Sale of the Partnership without the prior approval of the THL Directors and the CIVC Directors.

               6.     Sale of the Partnership.

               (a) If the General Partner and the holders of a majority of the Class A Common Units then outstanding approve a Sale of the Partnership (the "Approved Partnership Sale"), the holders of Partnership Securities will consent to and raise no objections against the Approved Partnership Sale. If the Approved Partnership Sale is structured as a (i) merger or consolidation, each holder of Partnership Securities shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Partnership Securities, each holder of Partnership Securities shall agree to sell all of his Partnership Securities and rights to acquire Partnership Securities on the terms and conditions approved by the General Partner and the holders of a majority of the Class A Common Units then outstanding. Each holder of Partnership Securities shall take all necessary or desirable actions in connection with the consummation of the Approved Partnership Sale as requested by the Partnership.

               (b) The obligations of the holders of Partnership Securities with respect to the Approved Partnership Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Partnership Sale, each holder of Partnership Securities shall receive the same form of consideration and the same portion of consideration such holder would have received if the aggregate consideration had been distributed by the Partnership in complete liquidation pursuant to the rights and preferences set forth in the Partnership's Partnership Agreement as in effect immediately prior to the consummation of the Approved Partnership Sale; (ii) if any holders of a class or type of Partnership Securities are given an option as to the form and amount of consideration to be received, each holder of such class or type of Partnership Securities shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire Partnership Securities shall be given an opportunity to exercise such rights prior to the consummation of the Approved Partnership Sale and participate in such sale as holders of such Partnership Securities.

               (c) If the Partnership or any of the holders of the Partnership's Securities enter


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into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each holder of Partnership Securities will, at the request of the Partnership, appoint either a purchaser representative (as such term is defined in Rule 501) designated by the Partnership, in which event the Partnership will pay the fees of such purchaser representative, or another purchaser representative (reasonably acceptable to the Partnership), in which event such holder will be responsible for the fees of the purchaser representative so appointed.

               (d) All holders of Partnership Securities will bear their pro-rata share (based upon the amount of securities sold) of the costs of any sale of Partnership Securities pursuant to an Approved Partnership Sale to the extent such costs are incurred for the benefit of all such holders of Partnership Securities and are not otherwise paid by the Partnership or the acquiring party. Costs incurred by the holders of Partnership Securities on their own behalf will not be considered costs of the Approved Partnership Sale.

               7. Public Offering. In the event that the General Partner and the holders of a majority of the Class A Common Units approve an initial public offering and sale of equity securities of the Partnership (a "Public Offering") pursuant to an effective registration statement under the Securities Act, the holders of Securities will take all necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Partnership in writing that in their opinion the capital structure will adversely affect the marketability of the offering, each security holder will vote for a recapitalization or exchange of the existing securities into securities that the managing underwriters, the General Partner and the holders of a majority of the Class A Common Units then outstanding find acceptable; provided, that the resulting securities reflect and are consistent with the rights and preferences set forth in the Partnership Agreement as in effect immediately prior to such Public Offering and that the Partnership's Partners are as a result of holding such resulting securities in substantially the same economic position they were in prior to such recapitalization or exchange.

              8. Definitions. Capitalized terms used herein and not otherwise defined in this Agreement have the meanings set forth in the Recapitalization Agreement.

               "CIVC" means, collectively, CIVC Partners Fund, L.P., CIVC Partners IIIA and CIVC Associates Fund II.

              "Class A Common Units" means the Partnership's Class A Common
Units.

              "Common Stock" means the Company's Common Stock, par value $.01 per share.

              "Common Unit" has the meaning given to such term in the Partnership Agreement.

              "Executive" means anyone who has executed or will execute an Executive Agreement with the Partnership; provided that for purposes of paragraph 1 hereof, the Executive


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must also be employed by the Partnership.

              "Executive Agreements" means the Executive Agreements by and between the Partnership and each Executive relating to such Executive's Securities.

              "Executive Securities" means the Partnership Securities and/or Common Stock held by the Executives and/or their Permitted Transferees.

              "General Partner" means the Company or any successor general partner of the Partnership.

              "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock or 5% of the Partnership's Common Units on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of any such 5% Owner and/or such other persons.

              "Partner" means the General Partner or any of the limited partners of the Partnership who are bound by the terms of this Agreement.

              "Partnership Agreement" means that certain Fourth Amended and Restated Agreement of Limited Partnership, dated as of the date hereof, by and among the General Partner and the limited partners listed on Schedule I attached thereto, as may be amended and restated from time to time.

              "Partnership Securities" mean (i) any Common Units held by a Partner, (ii) any Preferred Units held by a Partner, (iii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (iii) above by any of a split or dividend or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization, and (iv) any other securities of the Partnership held by a Partner. As to any particular securities constituting Partnership Securities, such securities will cease to be Partnership Securities when they have been transferred in a Public Sale.

              "Preferred Unit" has the meaning given to such term in the Partnership Agreement.

              "Providence" means Providence Equity Partners III L.P. and Providence Equity Operating Partners III L.P.

              "Public Sale" means any sale of Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act.

              "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Partnership (or its successor) having an aggregate value of at least $40 million.

              "Recapitalization Agreement" means that certain Recapitalization Agreement, dated as of the date hereof, between the Partnership, the Investors, the Executives and the other persons listed on the signature pages thereto.

              "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation, recapitalization, or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

              "Sale of the Partnership" means the sale of the Partnership to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) equity securities of the Partnership constituting a majority of the residual equity of the Partnership (whether by merger, consolidation, or sale or transfer of Preferred Units the Common Units) or (ii) all or substantially all of Partnership's assets determined on a consolidated basis.

              "Securities" means the Stockholder Shares and the Partnership Securities.

              "Securities Act" means the Securities Act of 1933, as amended from time to time.

              "Stockholder" means any stockholder of the Company who is subject to the terms of this Agreement.

              "Stockholder Shares" means (i) any Common Stock held by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and
(iii) any other shares of any class or series of capital stock of the Company held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been transferred in a Public Sale.

              "THL" means the THL Equity V, THL Parallel V, THL Cayman V, Parallel Blocker I Corp. and Cayman Blocker I Corp.


              "THL Cayman V" means Thomas H. Lee Equity (Cayman) Fund V, L.P.

              "THL Coinvestors" means those limited partners of THL designated by THL.

              "THL Fund V" means Thomas H. Lee Equity Fund V, L.P.

              "THL Individuals" means Thomas H. Lee, David V. Harkins, The 1995 Harkins Gift

Trust, Thomas R. Shepard, Scott A. Schoen, The Schoen Family Limited Partnership, C. Hunter Boll, The Sperling Family Limited Partnership, Anthony J. DiNovi, Thomas M. Hagerty, Warren C. Smith, Jr., The Smith Family Limited Partnership, Seth W. Lawry, Joseph J. Incandela, Kent R. Weldon, Terrence M. Mullen, Todd M. Abbrecht and Barbara F. Lee.

              "THL Investors" means THL, Thomas H. Lee Investors Limited Partnership, 1997 Thomas H. Lee Nominee Trust, Putnam Investment Holdings LLC, Putnam Investment Employees' Securities Company I, LLC, Putnam Investment Employees Company II, LLC, Providence, the THL Coinvestors, the THL Individuals and any of their respective assignees.

              "THL Parallel V" means Thomas H. Lee Parallel Fund V, L.P.

              9. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company, the Partnership or the Investors unless such modification, amendment or waiver is approved in writing by the Company, the Partnership, the holders of at least a majority of the Stockholder Shares and a majority of the Class A Common Units, respectively. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

              10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

              11. Entire Agreement. Except as otherwise expressly set forth herein, this document, the Executive Agreements, the Recapitalization Agreement, the Registration Agreement and the other agreements being executed and delivered by the parties on the date hereof pursuant hereto or thereto embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

              12. Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, the Partnership and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the Partners and any subsequent holders of Partnership Securities and the respective successors and assigns of each of them, so long as they hold Stockholder Shares and/or Partnership Securities.

              13. Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

              14. Remedies. The Company, the Partnership and the Investors shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Investor may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

              15. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated on the schedules hereto, to the Company or the Partnership at the address for THL indicated on the schedules hereto and to any subsequent holder of Securities subject to this Agreement at such address as indicated by the Company's or the Partnership's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

              16. Governing Law. The corporate law of the State of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. The partnership law of the State of Delaware will govern all issues concerning the relative rights of the Partnership and its Partners. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

              17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

              18. Approved Corporate Conversion. It is the intention of the parties hereto that the agreements set forth in this Agreement with respect to such party's Partnership Securities or Stockholder Shares (including, without limitation, all voting agreements and agreements regarding transferability of such equity securities) shall continue in full force and effect following an Approved Corporate Conversion (as defined in the Partnership Agreement). Each Investor and each Executive and each of their assignees acknowledges and agrees that the provisions of this Agreement shall survive any Approved Corporate Conversion with respect to all equity securities [of any successor entity to the Company, the Partnership or any of their Subsidiaries] received by such parties in exchange for their Partnership Securities or Stockholder Shares or otherwise in connection with such Approved Corporate Conversion. Each of the parties hereto agrees to execute and deliver all amendments to or reinstatements of this Agreement to the extent necessary to accomplish and/or reflect the foregoing in connection with an Approved Corporate Conversion.

              19. Proxy. Each THL Investor (other than THL and Providence) agrees that so long as such THL Investor holds any equity securities of the Company or the Partnership, each such THL Investor shall vote all of its Securities (or any other voting securities or interests of the Company or the Partnership) and take all other necessary or desirable actions as are requested by THL in connection with any vote of equity interests of the Company or the Partnership (including, without limitation, any vote required by applicable law or by the Company's charter or bylaws or the Agreement of Limited Partnership of the Partnership). In order to secure a THL Investor's obligation to vote its Securities as provided in the foregoing sentence, each THL Investor (other than THL and Providence) hereby appoints THL as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of its Securities or other voting securities or interest of the Company or the Partnership. The proxies and powers granted to THL pursuant hereto are coupled with an interest, are given to secure the performance of each THL Investor's obligations pursuant to the first sentence of this paragraph, shall be irrevocable until expiration or termination of this Agreement and shall be binding upon any subsequent holder of equity securities of the Company or the Partnership that are held by a THL Investor (other than THL and Providence).

              20. Lockstep. Each THL Investor (other than THL and Providence) agrees that, so long as such it holds any equity securities of the Company or the Partnership (or their respective successors), it shall, with respect to its equity securities of the Company and/or the Partnership (or their respective successors), take any and all action which may be requested by THL from time to time with respect to its Securities, including but not limited to selling its Securities in connection with a sale of Securities by THL or its Affiliates; provided that nothing herein shall be construed to require a THL Investor to purchase any additional equity securities of the Company or the Partnership. Without limiting the generality of the foregoing, upon THL's request, each THL Investor (other than THL and Providence) shall be obligated hereunder to participate with THL in any sale, exchange or any other Transfer of equity securities of the Company and/or the Partnership (or their respective successors) at the same price and on the same terms as THL.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                   TRANSWESTERN HOLDINGS, L.P.
                   By:  TransWestern Communications
                           Company, Inc.
                   Its:  General Partner


                   By:                        /s/
                       ------------------------------------------------------

                   Its:           Vice President - Chief Financial Officer
                       ------------------------------------------------------


                   TRANSWESTERN COMMUNICATIONS COMPANY,
                   INC.


                   By:                        /s/
                       ------------------------------------------------------

                   Its:           Vice President - Chief Financial Officer
                       ------------------------------------------------------


                   INVESTORS:


                   By:                        /s/ Jody Smyth Jackson
                       ------------------------------------------------------
                   Name: Jody Smyth Jackson

                   By:                        /s/ Suzanne M. Stadick
                       ------------------------------------------------------
                   Name: Suzanne M. Stadick

                   By:                        /s/ Steven Boucher
                       ------------------------------------------------------
                   Name: Steven Boucher

                   By:                        /s/ William Lexa
                       ------------------------------------------------------
                   Name: William Lexa

                   By:                        /s/ Lois E. Speights
                       ------------------------------------------------------
                   Name: Lois E. Speights

                   By:                        /s/ Keith J. Pattison
                       ------------------------------------------------------
                   Name: Keith J. Pattison


                    (SIGNATURE PAGE TO INVESTORS AGREEMENT)

                                                /s/ Robert DiBella
                   ----------------------------------------------------------
                   Name:          Robert DiBella

                                                /s/ Lauren L. Jannotto
                   ----------------------------------------------------------
                   Name:          Lauren L. Jannotto

                                                /s/ W. Stephen Martin
                   ----------------------------------------------------------
                   Name:          W. Stephen Martin

                                                /s/ Laurence H. Bloch
                   ----------------------------------------------------------
                   Name:  Laurence H. Bloch - Trustee
                          Laurence H. Bloch and Cindy Bloch Living Trust

                                                /s/ Cindy Bloch
                   ----------------------------------------------------------
                   Name:          Cindy Bloch - Trustee

                                                /s/ Cindy Bloch
                   ----------------------------------------------------------
                   Name:          Cindy Bloch - Trustee

                                                /s/ Victoria L. Welch
                   ----------------------------------------------------------
                   Name:          Victoria L. Welch - Trustee:
                                  Victoria L. Welch Declaration of Trust

                                                /s/ Richard Mellert
                   ----------------------------------------------------------
                   Name:          Richard Mellert

                                                /s/ Robert Bambace
                   ----------------------------------------------------------
                   Name:          Robert Bambace

                                                /s/ William Raymond
                   ----------------------------------------------------------
                   Name:          William Raymond

                                                /s/ Joan M. Fiorito
                   ----------------------------------------------------------
                   Name:          Joan M. Fiorito - Trustee:
                                  Fiorito Family Trust

                                                /s/ Laurence H. Bloch
                   ----------------------------------------------------------
                   Name:          Laurence H. Bloch

                                                /s/ Laurence H. Bloch
                   ----------------------------------------------------------
                   Name:          Laurence H. Bloch

                                                /s/ Rock B. Clum
                   ----------------------------------------------------------
                   Name:          Rock B. Clum



                    (SIGNATURE PAGE TO INVESTORS AGREEMENT)

                                                /s/ James D. Durance
                   ----------------------------------------------------------
                   Name:          James D. Durance

                                                /s/ Ita Shea Oglesby
                   ----------------------------------------------------------
                   Name:          Ita Shea Oglesby

                                                /s/ Laurence H. Bloch
                   ----------------------------------------------------------
                   Name:          Laurence H. Bloch

                                                /s/ Laurence H. Bloch
                   ----------------------------------------------------------
                   Name:          Laurence H. Bloch

                                                /s/ Arthur Flick
                   ----------------------------------------------------------
                   Name:          Arthur Flick

                                                /s/ Richard Dailey
                   ----------------------------------------------------------
                   Name:          Richard Dailey

                                                /s/ Dennis Reinert
                   ----------------------------------------------------------
                   Name:          Dennis Reinert

                                                /s/ Marybeth Brennan
                   ----------------------------------------------------------
                   Name:          Marybeth Brennan

                                                /s/ Ricardo Puente
                   ----------------------------------------------------------
                   Name:          Ricardo Puente

                                                /s/ Geri Reid Suster
                   ----------------------------------------------------------
                   Name:  Geri Reid Suster - Trustee:  Bar John Suster III and
                            Geri Reid Suster Family Trust

                                                /s/ Richard L. Larkin
                   ----------------------------------------------------------
                   Name:          Richard L. Larkin

                                                /s/ Greg Hopwood
                   ----------------------------------------------------------
                   Name:          Greg Hopwood

                                                /s/ Michael Bynum
                   ----------------------------------------------------------
                   Name:  Michael Bynum - Trustee of the Michael and
                           Valerie Bynum Living Trust

                                                /s/ Billy J. Huddleston, Jr.
                   ----------------------------------------------------------
                   Name:          Billy J. Huddleston, Jr.

                                                /s/ Cynthia Hardesty
                   ----------------------------------------------------------
                   Name:          Cynthia Hardesty

                                                /s/ John K. Erickson
                   ----------------------------------------------------------
                   Name:          John K. Erickson


                    (SIGNATURE PAGE TO INVESTORS AGREEMENT)

                                                /s/ Richard Beck
                   ----------------------------------------------------------
                   Name:          Richard Beck

                                                /s/ Kim A. Kaznowski
                   ----------------------------------------------------------
                   Name:          Kim A. Kaznowski

                                                /s/ Shari Godgart
                   ----------------------------------------------------------
                   Name:          Shari Godgart

                                                /s/ Gary Freeman Nevins
                   ----------------------------------------------------------
                   Name:          Gary Freeman Nevins

                                                /s/ Russell K. Martin
                   ----------------------------------------------------------
                   Name:          Russell K. Martin

                                                /s/ Steve Sparks
                   ----------------------------------------------------------
                   Name:          Steve Sparks

                                                /s/ Seth A. Flynn
                   ----------------------------------------------------------
                   Name:          Seth A. Flynn

                                                /s/ Seth A. Flynn
                   ----------------------------------------------------------
                   Name:          Seth A. Flynn

                                                /s/ Seth A. Flynn
                   ----------------------------------------------------------
                   Name:          Seth A. Flynn

                                                /s/ Name Illegible
                   ----------------------------------------------------------
                   Name:          Name Illegible

                                                /s/ Name Illegible
                   ----------------------------------------------------------
                   Name:          Name Illegible

                                                /s/ Name Illegible
                   ----------------------------------------------------------
                   Name:          Name Illegible

                                                /s/ Name Illegible
                   ----------------------------------------------------------
                   Name:          Name Illegible

                                                /s/ Name Illegible
                   ----------------------------------------------------------
                   Name:          Name Illegible

                                                /s/ Name Illegible
                   ----------------------------------------------------------
                   Name:          Name Illegible


                    (SIGNATURE PAGE TO INVESTORS AGREEMENT)

                                                /s/ Scott Perper
                   ----------------------------------------------------------
                   Name:          Scott Perper

                                                /s/ Scott A. Shoen
                   ----------------------------------------------------------
                   Name:          Scott A. Shoen

                                                /s/ Scott A. Shoen
                   ----------------------------------------------------------
                   Name:          Scott A. Shoen

                                                /s/ Scott A. Shoen
                   ----------------------------------------------------------
                   Name:          Scott A. Shoen

                                                /s/ Gerald R. Wheeler
                   ----------------------------------------------------------
                   Name:          Gerald R. Wheeler

                                                /s/ William H. Woolverton
                   ----------------------------------------------------------
                   Name:          William H. Woolverton

                                                /s/ William H. Woolverton
                   ----------------------------------------------------------
                   Name:          William H. Woolverton

                                                /s/ William H. Woolverton
                   ----------------------------------------------------------
                   Name:          William H. Woolverton

                                                /s/ Thomas H. Lee
                   ----------------------------------------------------------
                   Name:          Thomas H. Lee

                                                /s/ Thomas H. Lee
                   ----------------------------------------------------------
                   Name:          Thomas H. Lee

                                                /s/ David V. Harkins
                   ----------------------------------------------------------
                   Name:          David V. Harkins

                                                /s/ Sheryll J. Harkins
                   ----------------------------------------------------------
                   Name:          Sheryll J. Harkins

                                                /s/ Thomas R. Shepherd
                   ----------------------------------------------------------
                   Name:          Thomas R. Shepherd

                                                /s/ Scott A. Schoen
                   ----------------------------------------------------------
                   Name:          Scott A. Schoen

                                                /s/ Scott A. Schoen
                   ----------------------------------------------------------
                   Name:          Scott A. Schoen

                                                /s/ C. Hunter Boll
                   ----------------------------------------------------------
                   Name:          C. Hunter Boll

                    (SIGNATURE PAGE TO INVESTORS AGREEMENT)

                              /s/ Anthony J. DiNovi
                   ----------------------------------------------------------
                   Name:          Anthony J. DiNovi

                              /s/ Anthony J. DiNovi
                   ----------------------------------------------------------
                   Name:          Anthony J. DiNovi

                              /s/ Thomas M. Hagerty
                   ----------------------------------------------------------
                   Name:          Thomas M. Hagerty

                              /s/ Warren C. Smith
                   ----------------------------------------------------------
                   Name:          Warren C. Smith

                              /s/ Warren C. Smith
                   ----------------------------------------------------------
                   Name:          Warren C. Smith

                              /s/ Seth W. Lawry
                   ----------------------------------------------------------
                   Name:          Seth W. Lawry

                              /s/ Joseph J. Incandela
                   ----------------------------------------------------------
                   Name:          Joseph J. Incandela

                              /s/ Kent R. Weldon
                   ----------------------------------------------------------
                   Name:          Kent R. Weldon

                              /s/ Terrence M. Mullen
                   ----------------------------------------------------------
                   Name:          Terrence M. Mullen

                              /s/ Todd M. Abbrecht
                   ----------------------------------------------------------
                   Name:          Todd M. Abbrecht

                              /s/ Barbara F. Lee
                   ----------------------------------------------------------
                   Name:          Barbara F. Lee


                    (SIGNATURE PAGE TO INVESTORS AGREEMENT)